Cafe Deco Group Limited	D +852 3656 6054
E nathan.powell@ogier.com
D +852 3656 6023
E janice.chu@ogier.com
Reference: NMP/JTC/511063.00001

28 January 2026

Dear Sirs

Cafe Deco Group Limited (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the Registration Statement), as filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act). The Registration Statement relates to the offering (the Offering) of up to an aggregate of 3,750,000 Ordinary Shares (as defined below) (the Public Offering Shares), together with an underwriter’s over-allotment option to purchase up to additional 562,500 Ordinary Shares, representing fifteen percent (15%) of the Public Offering Shares sold in the Offering (collectively, the IPO Shares).

We are furnishing this opinion as Exhibit 5.1, Exhibit 8.1 and Exhibit 23.2 to the Registration Statement.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents.

1Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents (the Documents):

(a)the certificate of incorporation of the Company dated 14 February 2025 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

(b)the certificate of incorporation on change of name dated 26 March 2025 issued by the Registrar;

(c)the memorandum and articles of association of the Company as filed with the Registrar on 14 February 2025;

(d)the amended and restated memorandum and articles of association of the Company as adopted by special resolutions dated 26 January 2026 (the Memorandum and Articles);

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen's Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Justin Davis Joanne Collett Dennis Li Cecilia Li	Yuki Yan David Lin Alan Wong Rachel Huang** Janice Chu** Zhao Rong Ooi† Florence Chan*‡ Richard Bennett**‡ James Bergstrom‡	* admitted in New Zealand ** admitted in England and Wales † admitted in Singapore ‡ not ordinarily resident in Hong Kong

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(e)a certificate of good standing dated 27 January 2026 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(f)the register of directors and officers of the Company as provided to us on 27 January 2026 (the ROD);

(g)the register of members of the Company as provided to us on 27 January 2026 (the ROM, and together with the ROD, the Registers);

(h)a certificate from a director of the Company dated 28 January 2026 as to certain matters of facts (the Director's Certificate);

(i)copies of the written resolutions of all of the directors of the Company dated 28 January 2026, approving, among others the Company's filing of the Registration Statement and the issuance of the IPO Shares (the Board Resolutions);

(j)the Registration Statement.

2Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)all original documents examined by us are authentic and complete;

(b)all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)each of the Good Standing Certificate, the Registers and the Director’s Certificate is accurate and complete as at the date of this opinion;

(e)all copies of memorandum and articles of association of the Company provided to us are in full force and effect at relevant time and have not been amended, varied, supplemented or revoked in any respect;

(f)all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(g)the Board Resolutions remain in full force and effect and have not been, and will not be, rescinded or amended, and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Offering and the transactions set out in the Board Resolutions and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Offering and the Board Resolutions which has not been properly disclosed in the Board Resolutions;

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(h)no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Ordinary Shares (as defined below) and none of the Ordinary Shares have been offered or issued to residents of the Cayman Islands; and

(i)there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

3Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar.

Authorised share capital

(b)The authorised share capital of the Company is US$50,000 divided into 62,500,000 ordinary shares of par value US$0.0008 each (the Ordinary Shares).

Corporate authorisation

(c)The Company has taken all requisite corporate action to authorise the issuance of the IPO Shares under the Registration Statement.

Valid Issuance of IPO Shares

(d)The IPO Shares to be offered and issued by the Company as contemplated by the Registration Statement have been duly authorised for issue and when:

(i)issued by the Company against payment in full of the consideration therefor in accordance with the terms set out in the Registration Statement and the memorandum and articles of association of the Company then in effect; and

(ii)such issuance of IPO Shares have been duly registered in the Company's register of members as fully paid shares,

will be validly issued, fully paid and non-assessable.

Registration Statement - Taxation

(e)The statements contained in the Registration Statement in the section headed “Cayman Islands Taxation”, in so far as they purport to summarise the laws or regulations of the Cayman Islands, are accurate in all material respects and that such statements constitute our opinion.

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4Limitations and Qualifications

4.1We offer no opinion:

(a)as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands; or

(b)except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.

4.2Under the Companies Act (Revised) (Companies Act) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar of Companies in the Cayman Islands, together with payment of annual filing fees.  A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3In good standing means only that as of the date of this opinion the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar of Companies.  We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

5Governing law of this opinion

5.1This opinion is:

(a)governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)limited to the matters expressly stated in it; and

(c)confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

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6Reliance

6.1We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities” and “Legal Matters” of the Registration Statement.  In giving such consent, we do not believe that we are “experts” within the meaning of such term used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

This opinion may be used only in connection with the offer and sale of the IPO Shares and while the Registration Statement is effective.

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Yours faithfully

Ogier

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